Exhibit 10.44

Senior Housing Properties Trust
400 Centre Street
Newton, MA  02458

March 13, 2006

FS Tenant Holding Company Trust
FS Tenant Pool III Trust
400 Centre Street
Newton, MA  02458
Attention Bruce J. Mackey Jr.

RE:                                           Amended and Restated Master Lease Agreement dated as of January 11, 2002 (as amended, the “Lease”)

Dear Bruce:

The purpose of this letter is to confirm that, pursuant to Section 4.1.1(b) of the Lease, Tiffany House was sold on December 31, 2005.  The net proceeds of the sale were $5,260,424.00.  Accordingly, effective January 1, 2006, Minimum Rent payable under the Lease shall be reduced by $526,043.40 per annum.

Very truly yours,

/s/ John R. Hoadley
John R. Hoadley

Acknowledged and Agreed

FS Tenant Holding Company Trust

FS Tenant Pool III Trust

By:	/s/ Bruce J. Mackey Jr.
Bruce J. Mackey Jr.
Treasurer of each of
the foregoing entities